Exhibit 3.39
A0594756

State of California

OFFICE OF THE SECRETARY OF STATE

SECRETARY OF STATE

I, *Kevin Shelley*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

APR 11 2003

Kevin Shelley

Secretary of State

THE GREAT SEAL OF THE STATE OF CALIFORNIA

EUREKA

Sec/State Form CE-107 (rev. 1/03)

OSP 03 74699

A0594756

ENDORSED — FILED
In the office of the Secretary of State
of the State of California

FEB 20 2003

KEVIN SHELLEY Secretary of State
INVESTMENT PROPERTY EXCHANGE SERVICES, INC.
C1626315
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
The undersigned certify that:
1.	They are the vice president and assistant secretary, respectively, of Investment Property Exchange Services, Inc., a California corporation.

2.	Article IV of the Articles of Incorporation of this corporation is amended to read as follows:
Article IV
     The authorized capitalization of the Corporation shall consist of 1,000 shares of common stock, par value $1.00 per share. Shares of the Corporation’s common stock may be issued upon such terms and conditions as shall be prescribed by the Board of Directors of the Corporation. The stock of this Corporation shall be fully paid for when issued and shall be forever nonassessable. Each stockholder in the Corporation shall, at all stockholders meetings, whether general or special, be entitled to one (1) vote for each share of common stock that he shall hold, except as otherwise provided in the Constitution and laws of the State of California.
3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 19, 2003	/s/ Eileen W. Van Roeyen
Eileen W. Van Roeyen, Vice President

/s/ Marjorie Nemzura
Marjorie Nemzura, Assistant Secretary

A0539877
1626315

FILED
In the office of the Secretary of State
of the State of California

FEB 22 2000

/s/ Bill Jones BILL JONES, Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
We, the undersigned certify that:
FIRST, They are the President and the Secretary, respectively, of FIDELITY NATIONAL 1031 EXCHANGE SERVICES, INC., a California corporation.
SECOND, Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:
“I: The name of the corporation is INVESTMENT PROPERTY EXCHANGE SERVICES, INC.”
THIRD, The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.
FOURTH, The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation on this 5th day of February, 2000.

/s/ Radah Butler
Radah Butler, President

/s/ M’Liss Jones Kane
M’Liss Jones Kane, Secretary

A0514212
1626315

FILED
In the office of the Secretary of State
of the State of California

SEP 21 1998

/s/ Bill Jones BILL JONES Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
WESTERN AMERICAN EXCHANGE CORPORATION
a California corporation
     We, Andrew F. Puzder the Vice President and M’Liss Jones Kane the Secretary of Western American Exchange Corporation (the “Corporation”), a corporation duly organized and existing under the laws of the State of California, do hereby certify:
1.	That they are the Vice President and the Secretary, respectively, of Western American Exchange Corporation, a California corporation.

2.	That an amendment to the Articles of Incorporation of this Corporation has been approved by the Board of Directors.

3.	The amendment so approved by the Board of Directors is as follows: Article I of the Articles of incorporation of this Corporation is amended to read as follows:

“I: The name of the Corporation is Fidelity National 1031 Exchange Services. Inc.”

4.	That the sole shareholder has adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the sole shareholder is the same as that set forth above. That said written consent was signed by the holder of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.	That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written, consent to said amendment for approval thereof are as follows:

	Number of shares
	outstanding
	entitled to vote or
	give written	Minimum percentage vote
Designation	consent	required to approve
common stock	100	more than 50 percent

6.	Thai this certificate shall become effective on the date of filing.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Santa Barbara, California on September 18, 1998.

/s/ Andrew F. Puzder
Andrew F. Puzder, Vice President

/s/ M’Liss Jones Kane
M’Liss Jones Kane, Secretary

State of California

OFFICE OF THE SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF CALIFORNIA

SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 10 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

MAY 0 2 2002

THE GREAT SEAL OF THE STATE OF
EUREKA
CALIFORNIA

Bill Jones

Secretary of State

Sec/State Form CE-108 (rev. 6/98)

OSP 00 42413

1626315

FILED
In the office of the Secretory of State
of the State of California

NOV 1 1988

/s/ March Fong Eu
MARCH FONG EU, Secretory of State
ARTICLES OF INCORPORATION
OF
WESTERN AMERICAN EXCHANGE CORPORATION
I
          The name of this Corporation is WESTERN AMERICAN EXCHANGE CORPORATION.
II
          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the Practice of a profession permitted to be incorporated by the California Corporations Code.
III
          The name and address in the State of California of this Corporation’s initial agent for service of process is:
Frank P. Willey
2100 S. E. Main Street
Suite 400
Irvine, California 92714
IV
          The authorized capitalization of the Corporation shall consist of 1,000,000 shares of common stock without par value. Shares of the Corporation’s common stock may be issued upon such terms and conditions as shall be prescribed by the Board of Directors of the Corporation. The stock of this Corporation shall be fully paid for when issued and shall be forever nonassessable. Each stockholder in the Corporation shall, at all stockholders meetings, whether general or special, be entitled to one (1) vote for each share of common stock that he shall hold, except as otherwise provided in the Constitution and laws of the State of California.
V
          The holders from time to time of the capital stock of the Corporation shall have no preemptive rights whatsoever as to the capital stock then or thereafter authorized to be issued, including treasury stock.
CJH55D

          DATED: October 28, 1988.

/s/ Cynthia J. Hunt
Cynthia J. Hunt
Incorporator

          I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Cynthia J. Hunt
Cynthia J. Hunt
Incorporator